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                                                                    EXHIBIT 10.1

                                 March 30, 1999

Mr. Gregory Ionna
Executive Vice President
Card Division
Gibson Greetings, Inc.
2100 Section Road
Cincinnati, Ohio   45237

Re:      Employment Agreement - Extension Through March 31, 2000
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Dear Greg:

In accordance with our recent discussions, this letter serves as a contract confirming your continuing employment as Executive Vice President of the Card Division of Gibson Greetings, Inc. through March 31, 2000, and represents an extension of our letter of agreement of December 28, 1996, a copy of which is attached and incorporated into this contract by reference.

You and the Company hereby agree to the following modifications to the December 28, 1996 Employment Agreement:

         A) Paragraph 1 shall be amended to read as follows:

                  You have agreed to serve the Company on a full-time basis as a senior executive employee, and the Company agrees to employ you as such, for a period of one year commencing as of April 1, 1999 and ending on March 31, 2000. Your employment and this Agreement may be extended thereafter by mutual agreement. In the event that either you or the Company elect not to extend your employment after March 31, 2000, then you shall be treated as having been "terminated without Cause" and you shall be entitled to those termination benefits set forth in Paragraph 5, and you shall be recognized as having been fully vested in the Supplemental Executive Retirement Plan with eligibility to receive SERP retirement benefits in accordance with the provisions of the Plan at age 55 or at such earlier time as may be allowed by the Plan.
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Mr. Gregory Ionna
March 30, 1999
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         B) Paragraph 2 shall be amended to read as follows:

                  Your annual salary, which became effective on February 1, 1999, shall be $260,000, which amount may be increased from time to time by the Company in accordance with the Company's salary administration program. In addition, you will qualify for participation in the Incentive Bonus Program.

         C) Paragraph 5 shall be amended to read as follows:

                  The Company reserves the right to terminate your employment at any time during the term of this Agreement. Except where termination is pursuant to Paragraph 4, or is a "termination for Cause" as defined in Paragraph 6, the Company will pay to you immediately upon such termination, two times your yearly salary at the salary level in effect on the date of termination, plus any unpaid bonus under the Incentive Bonus Program with respect to a completed calendar year of employment. In addition, you will continue to be covered at the Company's cost under the Company's medical benefits plan until you commence new employment or until two years from the date of termination, whichever occurs first. In the event any person, corporation, partnership or joint venture becomes the beneficial owner of thirty percent (30%) or more of the voting securities of the Company then the provisions of this Paragraph for two times salary and bonus shall be automatically revised to 2.9 times such salary plus any unpaid bonus but subject to the provisions of the attached Exhibit A. Further, upon the consummation of such a change of ownership you may, within 30 days, elect to terminate your employment and if you make such an election the Company, upon such termination shall a) immediately pay to you 2.9 times your yearly salary plus any unpaid bonus under the Incentive Bonus Program with respect to a completed calendar year of employment; and b) shall make all other payments and provide all other benefits to you as contained herein as if such termination occurred "without Cause" as provided in Paragraph 1 (as amended) above.

         D) Paragraph 8 shall be amended to read as follows:


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Mr. Gregory Ionna
March 30, 1999
Page 3

                  In the event that your employment with the Company is terminated for any reason, by you or by the Company, you agree that, for a period of one year following such termination of employment, you shall not, without the prior written consent of the Company in any way solicit or recruit any employee of the Company, its affiliates or subsidiaries, for any employment, consulting or other arrangement for your benefit or the benefit of any third party. Further, in the event of such a termination, you agree that for a period of one year after such termination you will not compete, directly or indirectly, with the Company or with any division, subsidiary, or affiliate of Gibson Greetings, Inc. or participate as a director, officer, employee consultant, advisor, partner or joint venturer in any business engaged in the manufacture or sale of greeting cards, gift wrap or other products produced by the Company, or any division, subsidiary or affiliate of Gibson Greetings, Inc., without the prior written consent of the Company.

                  E) Paragraph 6 shall remain unchanged EXCEPT that the reference to "March 31, 1999" contained in the first sentence shall be amended to read "March 31, 2000."

                  F) All other provisions of the December 28, 1996 contract, namely, Paragraphs 3, 4, 7, 9, 10 and 11, shall remain unchanged and shall continue to be binding and in full force and effect.

To indicate your acceptance of and willingness to be bound by this Agreement, please sign and return one duplicate original of this letter.

                                         Sincerely,

                                         Gibson Greetings, Inc.

                                         By    /s/  Karen L. Kemp
                                              --------------------
                                         Date      3/31/99
                                              --------------------

AGREED:
   /s/  Gregory Ionna
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Gregory Ionna

      3/31/99
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Date